EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 11, 2007, relating to the consolidated financial statements of Inter-Ocean Holdings Ltd. for the year ended December 31, 2006, appearing in Amendment No. 1 to the Form 8-K filed by Enstar Group Limited on May 11, 2007, and the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
s/ Deloitte & Touche
Hamilton, Bermuda
May 17, 2007